EXHIBIT 24

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Russell Corporation on Form S-8 relating to the issuance of up to $10,000,000 in Deferred Compensation Obligations pursuant to the Russell Corporation Flexible Deferral Plan, including any and all amendments (including post-effective amendments) and additions to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ John F. Ward John F. Ward	Chairman and Chief Executive Officer	June 30, 2005

/s/ Robert D. Koney, Jr. Robert D. Koney, Jr.	Senior Vice President, Chief Financial Officer	August 11, 2005

/s/ Herschel M. Bloom Herschel M. Bloom	Director	June 30, 2005

/s/ Ronald G. Bruno Ronald G. Bruno	Director	June 30, 2005

/s/ Arnold W. Donald Arnold W. Donald	Director	June 30, 2005

/s/ Rebecca C. Matthias Rebecca C. Matthias	Director	June 30, 2005

/s/ C.V. Nalley III C.V. Nalley III	Director	June 30, 2005

/s/ Margaret M. Porter Margaret M. Porter	Director	June 30, 2005

/s/ Mary Jane Robertson Mary Jane Robertson	Director	June 30, 2005

/s/ John R. Thomas John R. Thomas	Director	June 30, 2005

/s/ John A. White John A. White	Director	June 30, 2005

/s/ Larry E. Workman Larry E. Workman	Controller	August 11, 2005